UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2021

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
Amendment to UBS Repurchase Agreement
On September 17, 2021, Home Point Financial Corporation (“HPF”), a wholly owned subsidiary of Home Point Capital Inc. (the “Company”), as seller, entered into an Amendment No. 17 (the “UBS Amendment”) with UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”), as buyer, which amended the Master Repurchase Agreement, dated as of October 28, 2015, between HPF, as seller, and UBS, as buyer (as amended, restated, supplemented, or otherwise modified, the “UBS Repurchase Agreement”).
The UBS Amendment and certain ancillary agreements thereto extended the termination date of the UBS Repurchase Agreement to September 16, 2022 and effectuated certain other technical changes to the UBS Repurchase Agreement.
Certain affiliates of UBS have performed commercial banking, investment banking, or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. They may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.
The foregoing description of the UBS Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the UBS Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Amendment to TIAA Repurchase Agreement
On September 17, 2021, HPF, as seller, entered into the Fifth Amendment to the Amended and Restated Master Repurchase Agreement and Amended and Restated Pricing Letter (the “TIAA Amendment”) with TIAA, FSB, as administrative agent for the buyers and as a buyer (“TIAA”), and Capital One, National Association, as buyer (together with TIAA, the “Buyers”), which amended the Amended and Restated Master Repurchase Agreement, dated as of September 18, 2020, between HPF, as seller, and Buyers, as buyers (as amended, restated, supplemented, or otherwise modified, the “TIAA Repurchase Agreement”).
The TIAA Amendment extended the termination date of the TIAA Repurchase Agreement to September 16, 2022 and effectuated certain other technical changes to the TIAA Repurchase Agreement.
Buyers or certain affiliates of Buyers may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.
The foregoing description of the TIAA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the TIAA Amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.
Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Amendment No. 17 to Master Repurchase Agreement, dated as of September 17, 2021, by and between UBS AG, as buyer, and Home Point Financial Corporation, as seller.
10.2+
Amendment No. 5 to Amended and Restated Master Repurchase Agreement and Amended and Restated Pricing Letter, dated as of September 17, 2021, by and among Home Point Financial Corporation, as seller, TIAA, FSB, as administrative agent and a buyer, and Capital One, National Association, as a buyer.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: September 21, 2021

	By:	/s/ Maria N. Fregosi

	Name:	Maria N. Fregosi
	Title:	Chief Investment Officer